                                                                       EXHIBIT 5

                              Willkie Farr & Gallagher
                                 787 Seventh Avenue
                              New York, NY  10019-6099


January 26, 1999

NEXTLINK Communications, Inc.
500 108th Avenue N.E., Suite 2200
Bellevue, Washington  98004

Ladies and Gentlemen:

We have acted as counsel to NEXTLINK Communications, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, with respect to the Company's Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about January 26, 1999 in connection with the registration under the Securities Act of 1933, as amended, by the Company of an aggregate of 250,000 shares of class A common stock, par value $0.02 per share (the "Common Stock"), issuable pursuant to the terms of the NEXTLINK Communications, Inc. 401(k) Savings and Retirement Plan (the "Plan") and of an indeterminate number of participation interests to be offered or sold pursuant to the Plan, as more fully described in the Registration Statement.

As counsel for the Company, we have examined, among other things, such Federal and state laws and originals and/or copies (certified or otherwise identified to our satisfaction) of such documents, certificates and records as we deemed necessary and appropriate for the purpose of preparing this opinion.

Based on the foregoing, we hereby inform you that, in our opinion, the shares of Common Stock to be originally issued, when duly and validly authorized for issuance and, when issued in accordance with the terms of the Plan for consideration in excess of $0.02 per share, will be validly issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

This opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and Federal law.

Very truly yours,

/s/ Willkie Farr & Gallagher